FRONTIER FUNDS, INC.
                                  P.O. Box 68
                        Pewaukee, Wisconsin  53072-0068

                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF STOCKHOLDERS


          The enclosed Proxy is solicited by and on behalf of the Board of Directors (the "Board") of Frontier Funds, Inc., Equity Fund Portfolio (the "Fund"), for voting at a special meeting of stockholders to be held on Monday, February 2, 1998, and at any and all adjournments thereof (the "Meeting").

                              GENERAL INFORMATION

          Stockholders of record at the close of business on December 15, 1997 (the "Record Date") are entitled to notice of the Meeting and to vote at the Meeting. Any share of common stock issued subsequent to the Record Date shall not be entitled to vote at the Meeting. As of the Record Date, there were 181,411.051 shares of the Fund's common stock outstanding. All such shares of common stock have equal voting rights, and each such share will be entitled to one share at the Meeting. It is anticipated that the Proxy solicitation materials will initially be mailed to stockholders on or about January 2, 1998.

          Shares represented by duly represented Proxies will be voted as directed or, if no instructions are given, they will be voted FOR the adoption of the plan to liquidate the Fund. Proxies may be revoked at any time before the Meeting, either by a subsequent writing delivered to the Fund at the address set forth above or by voting in person at the time of the Meeting, insofar as it has not been exercised. EACH PROPOSAL REQUIRES THE VOTE OF A "MAJORITY" (AS DEFINED BELOW) OF THE FUND'S OUTSTANDING VOTING SECURITIES.

                           PURPOSE OF THE LIQUIDATION
                           OF THE ASSETS OF THE FUND

          On November 20, 1997, the Board approved the decision to liquidate the Fund and authorized the investment advisor, Freedom Investors, Inc.
(the "Advisor"), to take all steps necessary to obtain liquidation. On May 8, 1997, during a regular meeting of the Board, the Board discussed at length the status of the Fund and its ability to remain competitive in the future. The decision was made in that meeting that if the Fund's net asset value ("NAV") did not improve over the next six months, the Board would recommend selling or liquidating the Fund. In the next regular meeting of the Board on August 26, 1997, the Board once again discussed the status of the Fund and noted that no improvement had been made. The Board agreed that there were at least three options for the Fund: (1) to liquidate the Fund; (2) to find a new investment manager for the Fund; or (3) to create a new portfolio. The Board agreed that whatever it decided to do, a decision should be made before the end of the calendar year. It should be noted that director, James R. Fay, did not agree with the other directors (including the independent directors) to liquidate the Fund, and voted against the resolution.

          Several factors influenced the Board's recommendations that the Fund be liquidated:

          1. ASSET AND SHAREHOLDER DECLINE. The Board noted that since the Fund's inception in 1992, the Fund has had a negative return every year, except for 1995. At the close of the Fund's year ended September 30, 1996, the Fund had 142 stockholders. Since that time, the number of stockholders has declined to 127 as of September 30, 1997. The Fund's assets have also declined 40% from $1,444,807 on September 30, 1996 to $856,093 on September 30, 1997.

          2. EXPENSE RATIO INCREASE DURING THE SAME TIME PERIOD. The fixed expenses incurred in maintaining the Fund's status as a registered investment company have not experienced such a decline, as such expenses have to be incurred regardless of the number of stockholders or the amount of net assets of the Fund. Such expenses include those incurred in complying with the reporting requirements of the Securities and Exchange Commission (the "SEC") and the states in which the Fund's shares are sold, and covering the auditing and legal fees. It should be noted that the Fund must also incur variable expenses that are dependent on variable factors, such as the number of stockholders and the number of transactions that are conducted with a certain agent. As a result, the Fund's ratio of expenses, net of reimbursement, to its average net assets has increased from 8.29% for the fiscal year ending September 30, 1996 to 13.29% for the fiscal year ended September 30, 1997. Since it would take a significant rise in the Fund's assets and the number of investors participating in the Fund to materially decrease the Fund's expense ratio, it is not expected that the expense ratio will decrease in the near future.

          The Advisor informed the Board that, in its opinion, the continuing diminution of the asset base is related to the Fund's small number of stockholders. The Advisor stated during the August 26, 1997 Board meeting that the small number of stockholders is related to the consistently poor performance of the Fund. The Advisor attributes the poor performance of the Fund to the fact that small cap funds are continually undervalued and have simply not performed well in comparison to the market for the stocks of large companies listed on the national exchanges. In the August 26, 1997 meeting, the Board discussed the possibility of selling the Fund's assets. However, during the discussion, the Board acknowledged the difficulty it would have in obtaining a buyer for the Fund's assets because of the fact that the Fund had very few stockholders and did not have a history of performance.

          The liquidation of the assets of the Fund will have the effect of permitting the Fund's stockholders to invest distributions to be received by them from the Fund upon the Fund's liquidation in investments of their own choice. As a result, the Fund's Board has determined that it would be in the best interests of all the Fund's stockholders if the assets of the Fund were liquidated.

          Under the Articles of Incorporation of the Fund, as well as under the laws of the State of Maryland, the affirmative vote of the holders of at least a Majority of the outstanding shares of common stock on the Record Date (90,705.6 shares) must be obtained in order for the plan of liquidation (the "Plan") to be approved. If the affirmative vote of a Majority of the Fund's stockholders on that date of the Meeting is not obtained in favor of the plan, the Fund will continue to operate and be managed by the Advisor. The Fund's Board may choose to submit a new plan of liquidation for approval by the stockholders.

                     THE BOARD RECOMMENDS THAT STOCKHOLDERS
                        APPROVE THE PLAN OF LIQUIDATION

          The Plan provides for the complete liquidation of all of the assets of the Fund with such prices and on such terms and conditions as the officers of the Fund shall determine to be reasonable and in the best interest of the Fund and its stockholders. In no event will any of the portfolio securities owned by the Fund be sold at a price which is less than the best price available in the public market on the date of the sale. At the November 20, 1997 meeting of the Board, the Board determined that it would be in the best interest of the stockholders for the Fund to take a defensive position and apply an estimate of the expenses expected to be incurred for the Fund in this liquidation process to the amount of accrued expenses. This action will have an immediate direct negative effect on the Fund's NAV; however, it will prevent any one stockholder from having to absorb the full effect of the liquidation. The Board also determined that it would be in the best interest of the stockholders of the Fund to shift the entire portfolio from its concentration in thinly traded over-the-counter traded stocks of small corporations to a concentration in cash and high quality fixed-income short-term securities. Additionally, the Board determined that an orderly liquidation of the Fund's thinly traded holdings over a long period of time would decrease the probability of having to sell portfolio stocks at an unfavorable price. As a result of the actions taken at the November 20, 1997 meeting, the Board determined that the Fund should accept no orders for shares for any new investor, nor should the Fund sell additional shares to any existing stockholder.

                               LIQUIDATION VALUE

          If the Plan is adopted by the Fund's stockholders at the Meeting, as soon as practicable after the consummation of the sale of all of the Fund's portfolio securities and the payment of the Fund's known liabilities and obligations, the officers of the Fund will determine the liquidation value ("Liquidation Value," as such term is hereinafter defined) of the Fund's shares of common stock. The Liquidation Value shall be determined in the same manner as the Fund's NAV is currently determined by the Fund on a daily basis. Accordingly, the term "Liquidation Value" means, as of the date of distribution:

          1.   the aggregate value of all of the assets of the Fund, less

          2. the sum of the aggregate amount of all of the liabilities of the Fund, divided by

          3. the total number of issued and outstanding shares of common stock of the Fund.

The Board may, if appropriate, authorize the establishment of a reserve to meet any contingent liabilities of the Fund. Although the Board is not aware of any contingent liabilities, nor does it expect any to arise, any amount that is placed in reserve shall be deducted pro rata from the Liquidation Value. It is expected that the Fund's stockholders shall receive a distribution equal to their respective pro rata portion of the Liquidation Value (the "Liquidation Distribution") by April 30, 1998. Thereafter, the Equity Fund Portfolio will cease to exist, and no stockholder will have any interest whatsoever in the Fund.

          The cost of preparing and mailing the enclosed Notice, accompanying Proxy and Proxy Statement and all other costs in connection with solicitation of Proxies will be paid by the Fund. As discussed above in this Proxy Statement, on November 20, 1997, the Board established an estimated expense to cover such costs. The amount of the accrual was charged against the assets of the Fund at that time. It is anticipated that, from the date the Plan is approved by the stockholders until the distribution date, the Fund's Advisor will supervise and manage the sale of all portfolio securities. It is not expected that a trust will be created to administer Liquidation Distributions. However, in the event the Fund is unable to distribute all of its assets pursuant to the Plan because of its inability to locate stockholders to whom Liquidation Distributions will be sent, the Fund may create, at the expense of the Advisor, a liquidating trust with a financial institution and deposit any remaining assets of the Fund for the benefit of the stockholders that cannot be located.

                        FEDERAL INCOME TAX CONSEQUENCES

          For federal income tax purposes, receipt of the Liquidation Value will constitute a taxable event for the stockholder comparable to a sale of his or her Fund shares. As a result, each stockholder will recognize a gain or loss equal to the difference between the amount received in liquidation of Fund shares and the stockholder's income tax basis for those shares. Provided that the Fund shares are held as a capital asset, such gain or loss will constitute a long-term or short-term capital gain or capital loss depending upon whether the shares were held for more than one year.

          The taxation of long-term capital gains or losses depends on how long the Fund shares were held prior to the liquidation. The gain or loss on Fund shares held for more than 1 year but not more than 18 months will be taxed at a maximum rate of 28%. The gain or loss on Fund shares held for more than 18 months will be taxed at a maximum rate of 20%.

          Under applicable tax regulations, liquidating distributions paid to noncorporate stockholders must be reported to the Internal Revenue Service on Treasury Form 1099-B. Stockholders who are employee benefit plans, charitable organizations, certain nonresident alien individuals or foreign corporations may be exempt from federal income tax.

          In general, in order to avoid adverse income tax consequences and a 10% penalty, stockholders who hold Fund shares in an individual retirement account ("IRA") should take one of the following actions in connection with the liquidation of the Fund (1) prior to any distribution of the Liquidation Value, the stockholder may authorize a new IRA trustee or custodian to contact the current IRA Custodian, Star Bank, with the stockholder's instructions to make a direct transfer of the funds from the existing IRA to a new IRA trustee or custodian or (2) within 60 days of receipt of the Liquidation Value, the stockholder may "rollover" the entire amount into a new IRA, provided the stockholder has not already made a rollover contribution within the prior 12-month period. Additional information regarding the procedures for transfers of IRAs and rollovers may be obtained by writing or calling the Custodian at: 425 Walnut Street, P.O. Box 1118, Cincinnati, Ohio 45202-1118, or 513-632-3299.

          The foregoing tax discussion is general in nature and stockholders are advised to consult their respective tax advisers for additional information as to the consequences of the liquidation for federal, state and local income and other tax purposes.

                         EXCHANGE OF STOCK CERTIFICATES
                         FOR LIQUIDATION DISTRIBUTIONS

          At present, the date or dates on which the Fund will pay Liquidation Distributions to its stockholders are not known to the Fund, but it is anticipated that if the Plan is adopted by the stockholders, such liquidation would occur on or prior to June 30, 1998. Prior to such date or dates, the Fund will send to the Fund's stockholders to whom certificates representing shares of common stock have been sent by the Fund a redemption form for the purpose of effecting a redemption of each stockholder's shares of common stock in exchange for their Liquidation Distribution. No amount will be distributed by the Fund to a stockholder to whom a stock certificate has been sent unless and until such stockholder delivers to the Fund a signed redemption form and the certificates representing shares of common stock or in the event a stock certificate has been lost, a lost certificate affidavit and other document and instrument as are reasonably required by the Fund, together with appropriate forms of assignment enforced in blank with any and all signatures thereon guaranteed by a financial institution reasonably acceptable to the Fund. Stockholders to whom certificates representing shares of common stock have not been sent will receive their Liquidation Distribution without any further action on their part.

          The right of a stockholder to redeem his or her shares of common stock to the Fund at any time shall not be impaired by the adoption of the Plan. Therefore, a stockholder may redeem in accordance with the redemption procedures set forth in the Fund's current Prospectus without the necessity of waiting for the Fund to take any action. The Fund shall not impose any redemption charges.

                       DEFINITION OF VOTE OF A "MAJORITY"
                   OF THE OUTSTANDING SECURITIES OF THE FUND

          A "Majority" of the Fund's outstanding voting securities means the lesser of: (1) more than 50% of its outstanding voting securities or (2) 57% or more of the voting securities present at a meeting at which more than 50% of the outstanding voting securities are present or presented by Proxy. The only voting securities of the Fund are its shares of common stock.

                            SUBMISSION OF PROPOSALS
                          FOR MEETING OF STOCKHOLDERS

          Under the current law of Maryland, in which state the Fund is incorporated, meetings of stockholders are required to be held only when necessary. In the event the Fund is not liquidated, the stockholder proposal intended to be presented at any meeting hereafter called must be received by the Fund within a reasonable time before the solicitation relating thereto is made in order to be included in the Proxy Statement and form of Proxy relating to such meeting.

                            SOLICITATION OF PROXIES

          In addition to the solicitation of Proxies by mail, the Board and employees of the Advisor may solicit Proxies in person or by telephone. Persons holding shares as nominees will, upon request, be reimbursed for their reasonable expenses in soliciting material to their principals.

                                 OTHER MATTERS

          The management does not know of any matters to be presented at the Meeting other than those mentioned in this Proxy Statement. If any other matter properly comes before the Meeting, the shares represented by Proxy will be voted with respect thereto in accordance with the best judgment of the person or persons voting the Proxies.

          A copy of the Fund's March 31, 1997 Semi-Annual Report and the September 30, 1997 Annual Report are available without charge upon the request of any stockholder. Please call 1-800-231-2901 or write to the following address to request the Semi-Annual Report or the Annual Report:

                    Frontier Funds, Inc.
                    P.O. Box 68
                    101 West Wisconsin Avenue
                    Pewaukee, WI 53072-0068

                              By Order of the  Board of Directors

                              /s/ William Thomas Duero

                              William Thomas Duero, Secretary
Pewaukee, Wisconsin
January 2, 1998

                              FRONTIER FUNDS, INC.
                                  P.O. Box 68
                            Pewaukee, WI 53072-0068

                           PROXY SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS


Revoking any such prior appointments, the undersigned appoints James R. Fay and William T. Duero (or if only one shall act, then that one) as proxies with the power of substitution to vote all the common stock of Frontier Funds, Inc. (the "Fund") registered in the name of the undersigned at the meeting of stockholders to be held at the offices of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c., 1000 North Water Street, Suite 2100, Milwaukee, Wisconsin 53202, on Monday, February 2, 1998, at 4 p.m. and at any adjournments thereof.

1.   To ratify the decision to liquidate the Fund.

     -----FOR       -----AGAINST        -----ABSTAIN

2.   To transact such other business as may properly come before the meeting.

The shares of common stock represented by this Proxy will be voted in accordance with the specifications made above. If no specifications are made, such shares will be voted, FOR Proposal One.

NOTE: Please sign exactly as name appears on this card. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the title of the signing officer. If a partner, please sign in the partnership name.

                         Receipt acknowledged of the Proxy Statement for the annual meeting of stockholders to be held on February 2, 1998.

                         ----------------------------------------------
                                                 Signed

                         ----------------------------------------------
                                           (Please Print Name)

                         ----------------------------------------------
                                               Account No.

                         Date:  January ----, 1998

                         I (we) do --- do not --- expect to be present at the meeting.

                              FRONTIER FUNDS, INC.
                                  P.O. Box 68
                            Pewaukee, WI 53072-0068

                       NOTICE OF MEETING OF STOCKHOLDERS

          The meeting of stockholders of Frontier Funds, Inc. (the "Fund") will be held at the offices of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c., 1000 North Water Street, Suite 2100, Milwaukee, Wisconsin 53202, on Monday, February 2, 1998, at 4 p.m. for the following purposes:

          1.   To ratify or reject the decision to liquidate the Fund.

          2. To transact any other business as may properly come before the meeting.

          Stockholders of record at the close of business on December 15, 1997 are entitled to receive notice of, and to vote at, the meeting.

          All stockholders are cordially invited to attend the meeting in person, if possible. Stockholders who are unable to be present in person are requested to execute and promptly return the accompanying proxy in the enclosed envelope. The proxy is being solicited by the directors of the Fund. Your attendance at the meeting, whether in person or by proxy, is important to ensure a quorum. If you return the proxy, you still may vote your shares in person by giving written notice (by subsequent proxy or otherwise) to the Secretary of the Fund at any time prior to its vote at the meeting.

                              By Order of the Board of Directors

                              /s/ William Thomas Duero

                              William Thomas Duero, Secretary
Pewaukee, Wisconsin
January 2, 1998